UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

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SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

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Colorado	001-32978	84-1285791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

                On July 31, 2023, Solitario Resources Corp. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Newmont Overseas Exploration Ltd (“Newmont”).  Pursuant to the SPA, Newmont agreed to purchase 4,166,667 shares of Company common stock for $2,500,000. Concurrently with the execution of the SPA the parties closed on the purchase and sale of the shares.

                The Company made certain customary representations, warranties, and covenants in the SPA. The SPA is not intended to provide any other factual information about the Company.  In addition, in the SPA, Newmont made various representations and warranties, including that Newmont purchased the shares for its own account and that Newmont is an accredited investor.  The representations, warranties, and covenants contained in the SPA were made only for purposes of the SPA including the allocation of risk between the parties thereto, and as of specific dates, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by the parties thereto.

                Concurrently with the execution of the SPA, the Company and Newmont entered into an Investor Rights Agreement (the “Rights Agreement”).  In the Rights Agreement: (i) subject to certain limitations and conditions, the Company granted Newmont the right to participate in certain equity offerings the Company may conduct from time to time, including with respect to certain sales of Company common stock that may be effected under the Company’s “At-the-Market” program when and if the Company were to sell 1.0 million or greater additional shares of its common stock under such a program; (ii) Newmont was granted a right of first offer with respect to certain transactions, such as a sale or joint venture, involving the Company’s Golden Crest Properties (as identified in the Rights Agreement); (iii) Newmont was granted a right of first refusal to participate in debt and non-equity financing transactions that involve the Golden Crest Properties; (iv) the Company agreed to provide Newmont certain information rights related to the Golden Crest Properties; and (v) Newmont was granted a one-time demand registration right with respect to the shares of Company common stock it purchased in the event that Newmont is deemed to beneficially own greater than 10% of the Company’s issued and outstanding shares of common stock.  The Rights Agreement will terminate within 90 days of Newmont and its affiliates ceasing to own, in the aggregate, 8% or greater of the Company’s outstanding common stock.

                Solitario expects to utilize the proceeds from the sale of the shares to Newmont to fund anticipated exploration activities at its Golden Crest, Lik and Florida Canyon projects as well as for general corporate purposes.

                A copy of the SPA is filed with this report as Exhibit 10.1 and the summary of the SPA in this report is qualified by reference to that exhibit. A copy of the Rights Agreement is filed with this report as Exhibit 10.2 and the summary of the Rights Agreement in this report is qualified by reference to that exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The shares of Company common stock sold to Newmont pursuant to the SPA as described in Item 1.01 above were sold in a private offering pursuant to the exemptions from registration of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01 Regulation FD Disclosure

                On August 2, 2023, the Company issued a press release announcing the investment from Newmont. A copy of that press release is attached to this report as Exhibit 99.1.

                The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by reference to such filing.

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Item 9.01 Financial Statements and Exhibits

10.1	Stock Purchase Agreement by and between Solitario Resources Corp. and Newmont Overseas Exploration Ltd.

10.2	Investor Rights Agreement by and between Solitario Resources Corp. and Newmont Overseas Exploration Ltd.

99.1	Press Release dated August 2, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 2, 2023

Solitario Resources Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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